Exhibit 99.1

For release October 5, 2005, at 4:01 p.m. Eastern

Planar announces goodwill impairment charge

Fourth quarter earnings announcement scheduled for November 2nd

BEAVERTON, Ore. – October 5, 2005 – Planar Systems (NASDAQ:PLNR), a worldwide leader in flat-panel display systems, currently anticipates a thirty million dollar to thirty-five million dollar, or $2.03 to $2.36 per diluted share, non-cash write-down of goodwill associated with the medical business segment in the fourth quarter. This expected reduction is based on management assumptions and a valuation conducted by an independent third party and remains subject to further analysis.

The company also currently anticipates a fourth quarter charge of two million dollars to three million dollars, or $0.10 to $0.14 per diluted share, for severance expense, excess and obsolete inventory and an impaired intangible asset, offset by a gain from the sale of shares in a Taiwanese company. Net cash impact is expected to be less than one million dollars.

Excluding the charges discussed above, the company currently expects fourth quarter revenue and earnings per diluted share to be at or above previously issued guidance.

Results for the quarter and year ended September 30th are scheduled to be disclosed in a press release on Wednesday, November 2, 2005 at 4 p.m. Eastern Time, followed by a conference call at 5 p.m.. Chief Executive Officer and President Gerry Perkel and Chief Operating and Financial Officer Steve Buhaly will conduct the call.

An audio feed of the conference call will be accessible through a link in the investor information section of the company’s Web site, www.planar.com, or through numerous investor-oriented Web sites. A replay of the webcast will be available through November 30, 2005, and a transcript of the management commentary portion of the call will be posted on the Planar Web site.

ABOUT PLANAR

Planar Systems, Inc. (NASDAQ:PLNR) is a leading provider of flat-panel display hardware and software solutions for demanding medical, retailing, industrial and commercial applications. Hospitals, shopping centers, banks and businesses of all sizes use Planar display technology to help connect people, information and ideas. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide. Visit the company’s web site at www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including: domestic and international business and economic conditions, changes in the flat-panel monitor industry, changes in customer demand or ordering patterns, changes in the competitive environment including pricing pressures or technological changes, technological advances, shortages of manufacturing capacity from our third-party manufacturing partners, risks inherent in the acquisition of businesses and technologies, final settlement of contractual liabilities, future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:

Steve Buhaly, COO and CFO

503-748-6935 / steve_buhaly@planar.com